UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2023

The Beauty Health Company
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 14, 2023, The Beauty Health Company, a Delaware corporation (the “Company”), committed to the first phase (“Phase 1”) of its cost savings and optimization plan (the “Savings Plan”), which is intended to reduce operating costs and streamline the Company's operations. Phase 1 of the Savings Plan includes a reduction in workforce and non-headcount expenses including but not limited to consulting fees, software expenses, professional services and tradeshow expenses.

Under Phase 1 of the Savings Plan, with respect to workforce reductions, the Company plans to reduce its current global workforce by 10%, including 95 employees that will be terminated, resulting in a workforce of 893 employees. This includes 63 employees in the United States, representing about 10% of the Company’s domestic workforce, and approximately 32 non-U.S. employees, representing about 9% of the Company’s international workforce. In connection with the reduction in workforce, and in compliance with the Worker Adjustment and Retraining Notification Act ("WARN Act"), for a period of two months, commencing on November 16, 2023, the affected employees will be provided with notice pay and eligibility for severance benefits, including cash severance payments, reimbursement of medical insurance premiums, and outplacement services. While affected employees are entitled to notice pay under the WARN Act, whether or not they execute a general release of claims, each affected employee’s eligibility for the severance benefits is contingent upon such employee’s execution (and no revocation) of a separation agreement, which includes a general release of claims against the Company.

In connection with this workforce reduction, the Company estimates that it will incur charges in the fourth quarter of 2023 of approximately $5.1 million related to notice pay, cash severance payments, and other employee-related separation costs. The Company expects that the majority of these charges will be incurred in the fourth quarter of 2023 and that the implementation of Phase 1 of the Savings Plan will be substantially complete by March 31, 2024, subject to local law and consultation requirement.

The Company’s charges and estimates are subject to a number of assumptions, including local law and consultation requirements in various jurisdictions, the actual size of the workforce reduction, and actual amounts may differ materially from estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

The Company recorded cash and cash equivalents of approximately $559.4 million at September 30, 2023. After giving effect to the reduction in workforce measures discussed above, and certain other reductions in operations expenses, the Company is aiming to have cash and cash equivalents to satisfy its anticipated working capital requirements for its ongoing operations and obligations for at least the next twelve months. The Company expects to realize workforce reduction run-rate savings of approximately $17 million on an annualized basis starting in the fourth quarter of 2023, and an additional minimum of $3 million in non-workforce reduction related Phase 1 savings beginning in the first quarter of 2024. However, the Company also expects that a portion of these savings will be offset by year-over-year increases in employee compensation and vendor price increases.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the reduction in workforce measures. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s workforce reduction costs may be greater than anticipated, and the workforce reduction measures may have an adverse impact on the Company’s development activities. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and the Company’s subsequent current and periodic reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report as a result of new information, future events, or changes in its expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2023	The Beauty Health Company

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial Officer